                                                                   EXHIBIT 10.10


          AGREEMENT dated as of July 29, 1996 between SPECIALTY RETAIL GROUP, INC. ("SRG"), with an office at 1720 Post Road East Westport, Connecticut 06880, and SELIG ZISES ("Zises"), with an office at 477 Madison Avenue, 14th Floor, New York, New York 10017 (Facsimile No. (212) 758-4334:

          1. Zises has agreed to advance to SRG the sum of $224,150 (the "Advance") and SRG has agreed to accept the Advance subject to and upon the conditions of this Agreement.

          2. The parties agree that if the Advance is not repaid in full by September 30, 1996, SRG shall transfer to Zises in consideration of $224,150 (payable by forgiveness of the Advance) all of its rights and interests under the Letter Agreement dated December 11, 1995, between SRG and CM Franchise Corp. with respect to the Common Stock and Warrants referred to therein and all its right, title and interest in such Common Stock and Warrants.

          3. SRG will execute an Assignment and Notice of Assignment and will deliver same, together with the certificates for the stock, to Edmond M. Coller, as Escrow Agent. If by September 30, 1996, the Escrow Agent receives notice from SRG that the Advance has been repaid ("Payment Notice"), the Escrow Agent will deliver a copy of such notice to Zises by hand delivery or facsimile, sent to the address or number set forth above, within three (3) business days. If within five (5) business days after Zises' receipt of said notice Zises has not provided the Escrow Agent with notice, by hand delivery or facsimile to the address or number set forth below, that he disputes such Payment Notice, the Escrow Agent will deliver the certificate for the stock, the Assignment and Notice of Assignment to SRG. If no Payment Notice is received by the Escrow Agent prior to September 30, 1996, the Escrow Agent will deliver the Assignment and Notice of Assignment to Zises. If the Escrow Agent receives a Payment Notice from SRG and notice of dispute from Zises as described above, the Escrow Agent will hold the Assignment and Notice of Assignment until receipt by him of
(i) joint instructions from Zises and SRG or (ii) a final order of court directing the disposition thereof. Zises agrees to notify the Escrow Agent immediately if the Advance is repaid, in which case the Escrow Agent will destroy the Assignment and Notice of Assignment and redeliver the stock to SRG.


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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                   SPECIALTY RETAIL GROUP, INC.


                                   By:  /s/ KEVIN R. GREENE
                                        -----------------------------------
                                        Kevin R. Greene

                                   Accepted and Agreed:


                                   By:  /s/ SELIG ZISES
                                        -----------------------------------
                                        Selig Zises

/s/ EDMOND M. COLLER
-------------------------
Escrow Agent

Address             100 Park Avenue, New York, NY  10017
Facsimile Number    (212) 818-0477



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